Answers Corporation Reports Q1 2007

Financial Results

Achieves Net Income on a Non-GAAP Basis

New York, NY, May 7, 2007 - Answers Corporation (NASDAQ: ANSW), creators of Answers.com™, today reported unaudited financial results for its first quarter ended March 31, 2007.

“We are pleased that we met our Q1 milestones of revenue growth and reaching non-GAAP profitability. This is further proof of the traction that Answers.com is achieving,” said Bob Rosenschein, Chairman and CEO. “However, direct ad sales are taking longer to ramp up than we anticipated. We will continue to invest in direct ad sales and fully expect to see the fruits of our labor in Q3 and especially Q4.”

“We are extremely pleased with the dramatic growth of WikiAnswers, our newly acquired community-generated Question & Answer platform,” added Bruce Smith, VP Strategic Development. “Its current revenue run rate and critical metrics are significantly higher than when we acquired it, and we look forward to discussing details on our conference call.”

Q1 2007 Financial Results

•
Revenues, excluding subscription revenue of $425 thousand, were $2,961 thousand in Q1 2007, an increase of 157% compared to the same period in 2006, and an increase of 18% compared to the $2,506 thousand reported for Q4 2006.

•
Revenues, including subscription revenue of $425 thousand, were $3,386 thousand in Q1 2007. The subscription revenue resulted from the recognition, in Q1 2007, of revenue from lifetime subscriptions to an information service that we sold in 2003. This revenue is a one-time event and is not reflective of the Company’s core business. This service was shut down in February 2007.

•
GAAP operating loss in Q1 2007 was $388 thousand, an improvement of $3,221 thousand or 89%, compared to the same period in 2006 and an improvement of $696 thousand or 64% compared to the $1,084 thousand reported for Q4 2006.

•
Non-GAAP operating income in Q1 2007 was $18 thousand, an improvement of $904 thousand or 102%, compared to the non-GAAP operating loss in the same period in 2006 and an improvement of $329 thousand or 106% compared to the non-GAAP operating loss of $311 thousand reported for Q4 2006.

•
GAAP net loss in Q1 2007 was $303 thousand, an improvement of $3,170 thousand or 91%, compared to the same period in 2006, and an improvement of $673 thousand or 69%, compared to the $976 thousand reported for Q4 2006. GAAP net loss per share in Q1 2007 was $0.04, compared to $0.47 in the same period in 2006, and $0.13 in Q4 2006.

•
Non-GAAP net income in Q1 2007 was $103 thousand, an improvement of $853 thousand compared to the non-GAAP net loss of $750 thousand reported for the same period in 2006 and an improvement of $306 compared to the non-GAAP net loss of $203 thousand reported for Q4 2006. Non-GAAP net income per share in Q1 2007 was $0.01, compared to a non-GAAP net loss per share of $0.10 in the same period in 2006, and a non-GAAP net loss per share of $0.03 in Q4 2006.

Non-GAAP Measures

Management uses different financial measures, both GAAP and non-GAAP, in analyzing the Company's financial performance, making operating decisions and for planning. Management views the use of non-GAAP financial measures useful in analyzing current financial performance and prospects for the future. While management uses non-GAAP financial measures as a tool to facilitate its understanding of certain aspects of the Company's financial performance, it strongly believes that these measures can not replace, and are not superior to, the Company's financial information prepared in accordance with GAAP. Hence, management is of the opinion that the non-GAAP financial measures should only be viewed as a supplement to the GAAP financial information. It is in this light that management believes that disclosing non-GAAP financial measures to its investors provides them with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of the Company's financial performance. The manner in which management uses the non-GAAP financial measures to conduct and evaluate the Company’s business, the economic substance behind management’s decision to use such measures and the reasons why management believes that these non-GAAP financial measures provides useful information to investors, are set forth below:

Acquisition-related Expenses

Management uses non-GAAP financial measures which disregard amortization of intangible assets and other specified costs resulting from acquisitions, in order to enable more accurate comparisons of the Company's financial results to its historical operations, and the financial results of other companies in its industry. Specifically, the Company excludes (A) amortization of acquired technology resulting from the acquisition of Brainboost Technology, LLC; (B) compensation costs resulting from certain portions of the stock component of the Brainboost purchase price that were deemed compensation expense (On December 1, 2005, the Company acquired Brainboost Technology, LLC, creators of the Brainboost Answer Engine, for $4 million in cash and 439,000 shares of restricted common stock, including certain price protection rights); and (C) amortization of intangible assets resulting from the acquisition of WikiAnswersTM (formerly FAQ Farm™) and other related assets for $2 million cash in November 2006. The aforesaid acquisitions resulted in operating expenses that would not otherwise have been incurred. Management believes that providing non-GAAP financial measures which exclude such amortization expenses is significant to investors, due to the fact that the amortization amount constitutes a non-cash item, it was determined based on a prior acquisition decision and is not indicative of future cash operating costs. Further, had the Company developed these intangible assets in-house, the amortization would have been expensed historically, and the Company believes the assessment of operations excluding these costs is relevant to the analysis of the Company's internal operations and comparisons to industry performance. Thus, the presentation of supplemental data in the form of non-GAAP financial measures, in this context, affords readers of the Company's financial statements the ability to review both the GAAP expenses in the period presented, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results and facilitating comparisons to peer companies.

While the Company excludes the aforesaid expenses from its non-GAAP measures it does not exclude revenues derived as a result of such acquisitions in its non-GAAP measures. The amount of revenue that resulted from the acquisition of WikiAnswersTM (formerly FAQ Farm™) and other related assets, in the first quarter of 2007, was $116 thousand. The amount of revenue that resulted from the acquisition of technology from Brainboost (i.e. Brainboost Answer Engine), in the first quarter of 2007, is not quantifiable due to the nature of its integration.

Stock-based Compensation

Management uses non-GAAP financial measures that exclude expenses associated with non-cash stock-based compensation as a means to assess operational results and compare current results to prior periods. Furthermore, it is management's practice to prepare and maintain the Company's budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure. Management believes that because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, excluding stock-based compensation enhances the ability of management and investors to compare financial results over multiple periods with those of other companies. It is management's view that by allowing the readers of the Company's financial statements to review both the GAAP expenses in the period presented, as well as the non-GAAP expenses, the Company is facilitating enhanced understanding of historic and future financial results.

Revenue from Subscriptions Sold in 2003

As of December 31, 2006, the Company had approximately $425 thousand of deferred revenues, relating to subscriptions to its GuruNet service, which had no defined term and which were sold in 2003. The Company never recognized revenue from such subscriptions because the obligation to continue the service had no defined termination date. On February 2, 2007, in accordance with the Company’s rights under the agreements previously entered into with such subscribers, the Company terminated the GuruNet service. Thus, the Company recognized the $425 thousand as revenue in Q1 2007. The Company did not include such amount in its non-GAAP operating income, non-GAAP net income and non-GAAP net income per share amounts in the first quarter of 2007. Management believes that since the aforesaid $425 thousand of revenue is a one-time, non-cash event and is not reflective of the Company’s core business and core operating results, the presentation of revenues excluding such amounts, in addition to the presentation of GAAP revenues, provides for enhanced understanding of historic and future financial results and facilitates comparisons to peer companies.

Each of the non-GAAP financial measures described above should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of the foregoing non-GAAP financial measures as an analytical tool. The Company's non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. In addition, other companies, including other companies in the Company's industry, may calculate non-financial measures differently than the Company, thus limiting their usefulness as a comparative tool. More specifically, an inherent limitation is that non-GAAP financial measures do not reflect the periodic costs of certain intangible assets used in generating revenues in the Company’s business. Further, because the Company's non-GAAP financial measures do not include stock-based compensation, they do not reflect the cost of granting employees equity awards, a key factor in management's ability to hire and retain employees. Management compensates for these limitations by providing specific information in the reconciliation to the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, management evaluates each non-GAAP financial measure together with the most directly comparable GAAP financial measure.

Modifications

The 2006 financial statements as previously presented by the Company in reports and SEC filings, have been corrected to account for an immaterial error in the income tax expense in the Consolidated Statements of Operations and deferred taxes on the Consolidated Balance Sheets.

Business Outlook - Second Quarter 2007

The following business outlook is based on the Company’s current information and expectations as of May 7, 2007. Answers undertakes no obligation to update the outlook, or any portion thereof, prior to the release of the Company’s next earnings announcement, notwithstanding subsequent developments; however, Answers may update the outlook or any portion thereof at any time at its discretion.

Three months ended June 30, 2007
$ (in thousands)

Revenues	2,800 - 3,200

Non-GAAP Operating Loss
GAAP Operating Loss	1,070 - 1,490
Adjustment to GAAP Operating Loss:
Stock-based compensation	600 - 620
Amortization of intangible assets resulting from acquisitions	310
160 - 560

Non-GAAP Net Loss
GAAP Net Loss	985 - 1,405
Adjustment to GAAP Operating Loss:
Stock-based compensation	600 - 620
Amortization of intangible assets resulting from acquisitions	310
75 - 475

A conference call to review the Q-1 2007 financial results will follow this release today at 4:30 PM ET. The company’s management will host the call, discuss its quarterly results and will provide insight into its business outlook. The call will be followed by a question and answer session. Investors are invited to listen to the conference call and the replay over the Internet through Answers' Website, within its Investor Relations page at http://ir.answers.com. To listen to the live call via Webcast, please go to our Website at least 10 minutes early to connect and register. To dial in to listen and/or submit a question, please dial 800-565-5442 and request the Answers call. For those unable to listen to the live broadcast, a replay will be available on the site shortly after the call.

About Answers Corporation

Answers Corporation (NASDAQ: ANSW) operates the award-winning Answers.comTM information portal, delivering comprehensive content on over four million topics spanning health, finance, entertainment, business and more. Content includes over 180 licensed titles from leading publishers such as Houghton Mifflin Riverdeep Group PLC, Barron’s, Encyclopedia Britannica, All Media Guide and others; original articles written by Answers.com's editorial team; community-contributed articles from Wikipedia; and user-generated questions & answers from Answers.com’s industry-leading WikiAnswersTM (wiki.answers.com). Founded in 1999 by CEO Bob Rosenschein, Answers.com can be launched directly from within Internet Explorer 7, Firefox and Opera browsers, and its service is integrated into sites like Amazon.com’s A9.com, The New York Public Libraries’ homeworkNYC.org, The New York Times, CBSNews.com and others. Answers.com is also available for mobile devices at mobile.answers.com. For investment information, visit ir.answers.com. (answ-f)

Cautionary Statement

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our inability to increase the number of persons who use our products, our inability to increase the number of partners who will generate increased traffic to our sites, our failure to improve the monetization of our products, a change in the algorithms and methods used by Google, the provider of the vast majority of our search engine traffic, and other search engines to identify web pages towards which traffic will ultimately be directed or a decision to otherwise restrict the flow of users visiting www.answers.com and our other Web properties, a decision by Google, Inc. to discontinue directing user traffic to www.answers.com through its definition link, the effects of facing liability for any content displayed on our Web properties, potential claims that we are infringing the intellectual property rights of any third party, and other risk factors identified from time to time in our SEC filings, including, but not limited to, our annual report on Form 10-KSB filed in March 2006. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.answers.com. The information in Answers' website is not incorporated by reference into this press release and is included as an inactive textual reference only.

 (Tables to follow)

Investor Contact:	Press Contact:

Bruce D. Smith, CFA	Jay Bailey
VP of Strategic Development	Director of Marketing
bruce@answers.com	j@answers.com
646.502.4780	888.248.9613

Answers Corporation

Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three months ended
	March 31, 2007	March 31, 2006
	$	$

Revenues:
Answers.com advertising revenue	2,884	1,090
Answers service licensing	77	53
Subscriptions	425	11
	3,386	1,154

Operating expenses:
Cost of revenue	1,144	684
Research and development	722	2,637
Sales and marketing	982	642
General and administrative	926	800
Total operating expenses	3,774	4,763

Operating loss	(388)	(3,609)

Interest income, net	100	141
Other income (expense), net	(15)	(3)

Loss before income taxes	(303)	(3,471)

Income taxes	-	(2)

Net loss	(303)	(3,473)

Basic and diluted net loss per common share	(0.04)	(0.47)

Weighted average shares used in computing basic and diluted net loss per common share	7,826,584	7,432,817

Answers Corporation

Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures
to the nearest comparable GAAP Measures
(in thousands, except for per share data)

	Three months ended
	March 31, 2007	December 31, 2006	March 31, 2006
	$	$	$

Non-GAAP Cost of revenue
Cost of revenue	1,144	1,071	684
Stock-based compensation expense	(36)	(34)	(28)
Amortization of intangible assets resulting from acquisitions	(256)	(245)	(223)

	852	792	433

Non-GAAP Research and development
Research and development	722	656	2,637
Stock-based compensation expense	(80)	(80)	(90)
Stock-based compensation resulting from Brainboost acquisition	-	-	(2,093)

	642	576	454

Non-GAAP Sales and marketing
Sales and marketing	982	1,009	642
Stock-based compensation expense	(224)	(197)	(151)

	758	812	491

Non-GAAP General and administrative
General and administrative	926	854	800
Stock-based compensation expense	(185)	(184)	(138)
Amortization of intangible assets resulting from acquisitions	(50)	(33)	-

	691	637	662

Non-GAAP operating expenses
Operating expenses	3,774	3,590	4,763
Stock-based compensation expense	(525)	(495)	(407)
Stock-based compensation resulting from Brainboost acquisition	-	-	(2,093)
Amortization of intangible assets resulting from acquisitions	(306)	(278)	(223)

	2,943	2,817	2,040

Non-GAAP operating income (loss)
Operating Loss	(388)	(1,084)	(3,609)
Subscription revenue	(425)	-	-
Stock-based compensation expense	525	495	407
Stock-based compensation resulting from Brainboost acquisition	-	-	2,093
Amortization of intangible assets resulting from acquisitions	306	278	223

	18	(311)	(886)

Non-GAAP net income (loss)
Net Loss	(303)	(976)	(3,473)
Subscription revenue	(425)	-	-
Stock-based compensation expense	525	495	407
Stock-based compensation resulting from Brainboost acquisition	-	-	2,093
Amortization of intangible assets resulting from acquisitions	306	278	223

	103	(203)	(750)

Non-GAAP net income (loss) per share (basic and diluted)
Net loss per share	(0.04)	(0.13)	(0.47)
Subscription revenue	(0.05)	-	-
Stock-based compensation expense	0.06	0.06	0.06
Stock-based compensation resulting from Brainboost acquisition	-	-	0.28
Amortization of intangible assets resulting from acquisitions	0.04	0.04	0.03

	0.01	(0.03)	(0.10)

See discussion regarding non-GAAP measures in the text of this earnings release under the heading “Non-GAAP Measures” for an explanation of the reconciling items noted above.

Answers Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	March 31	December 31
	2007	2006
	$	$
Assets

Current assets:
Cash and cash equivalents	4,186	4,976
Investment securities	4,787	4,102
Accounts receivable	1,362	1,304
Other prepaid expenses and other current assets	657	416
Total current assets	10,992	10,798

Long-term deposits (restricted)	217	218

Deposits in respect of employee severance obligations	921	856

Property and equipment, net	1,162	998

Other assets:
Intangible assets, net	5,696	6,010
Goodwill	437	437
Prepaid expenses, long-term, and other assets	322	362
Total other assets	6,455	6,809

Total assets	19,747	19,679

Liabilities and stockholders' equity

Current liabilities:
Accounts payable	245	366
Accrued expenses	879	805
Accrued compensation	636	623
Deferred revenues, short-term	24	465
Total current liabilities	1,784	2,259

Long-term liabilities:
Liability in respect of employee severance obligations	1,006	828
Total long-term liabilities	1,006	828

Stockholders' equity:
Common stock	8	8
Additional paid-in capital	72,266	71,599
Accumulated other comprehensive loss	(30)	(31)
Accumulated deficit	(55,287)	(54,984)
Total stockholders' equity	16,957	16,592

Total liabilities and stockholders' equity	19,747	19,679